FILED

JUL 1 19[illegible] 10 am

[signature]

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

MULTI-TECH CORPORATION

* * * * *

1. The name of the corporation is

MULTI-TECH CORPORATION

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Cent ($.01), amounting in the aggregate to Ten Dollars ($10.00).

5. The name and mailing address of each incorporator is as follows:

FILED

JAN 5 1982 10AM

[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MULTI-TECH CORPORATION

* * * * *

MULTI-TECH CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Multi-Tech Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended said Article shall be and read as follows:
>
> > "4. The authorized capital stock of the Corporation shall consist of five million (5,000,000) shares of Common Stock of the par value of one cent ($.01) each."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance

with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said MULTI-TECH CORPORATION has caused this certificate to be signed by Bernard A. Stein, its Chairman of the Board of Directors, and attested by James W. Deer, its Secretary, this 7th day of July, 1981.

MULTI-TECH CORPORATION

By Bernard A. Stein
Bernard A. Stein, Chairman of the Board of Directors

ATTEST:

By James W. Deer
James W. Deer, Secretary

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